SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VIASAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Viasat, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Viasat, Inc.

(Commission File No.: 000-21767)

This filing relates to the proposed business combination transaction between Viasat, Inc. (“Viasat”) and Connect Topco Limited (“Inmarsat”) contemplated in that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the other parties thereto:

The following communications were made available by Viasat on Twitter on November 8, 2021:

TWITTER @ 4:00am PT

BREAKING NEWS: @ViasatInc, @InmarsatGlobal announced a definitive agreement where $VSAT will acquire Inmarsat. Combo creates a leading global comms innovator w/enhanced scale & scope to affordably, securely & reliably connect the world. Release here #ViasatInmarsat

TWITTER @ 4:05am PT

$VSAT Q2 FY22 financial results and letter to shareholders are now posted online: here $VSAT #earnings

TWITTER @ 4:15am PT

Together, @ViasatInc & @InmarsatGlobal intend to integrate spectrum, satellite & terrestrial assets into a high-capacity multi-band, multi-orbit global hybrid space-terrestrial network. More here #ViasatInmarsat #InternetFromSpace #SpaceIndustry

TWITTER @ 4:30am PT

@ViasatInc, @InmarsatGlobal to hold Investor Conference Call/Webcast today at 8:00am ET about today’s news: $VSAT, Inmarsat to combine & create a new leading global comms innovator More here: http://investors.viasat.com/events-and-presentations #ViasatInmarsat #InternetFromSpace

TWITTER @ 5:00am PT

STARTING NOW: $VSAT Investor Conference Call/Webcast on today’s news: @ViasatInc announced a definitive agreement to acquire @InmarsatGlobal. Combo creates a leading global comms innovator. More info here: http://investors.viasat.com/events-and-presentations

TWITTER @ 5:03am PT

$VSAT Investor Conference Call/Webcast: all statements may be considered forward-looking & subject to risks & uncertainties. See cautionary note to investors in the press release and 8-K: http://investors.viasat.com/

TWITTER @ 5:15am PT

Why are @ViasatInc & @InmarsatGlobal joining forces? Reason #1: Accelerates availability and customer choice for broadband and narrowband/IoT services in highly competitive, fragmented global markets. Release here #ViasatInmarsat #InternetFromSpace

TWITTER @ 5:30am PT

Why are @ViasatInc & @InmarsatGlobal joining forces? Reason #2: Complementary resources & assets create new opportunities for enhanced growth & innovation in multi-band, multi-orbit, hybrid space-terrestrial networks. Release here #ViasatInmarsat #SpaceIndustry

TWITTER @ 5:45am PT

Why are @ViasatInc & @InmarsatGlobal joining forces? Reason #3: Increased financial strength & resiliency provides a solid foundation for innovation and capital investment with enhanced free cash flow. Release here #ViasatInmarsat #InternetFromSpace #SpaceIndustry

TWITTER @ 6:00am PT

Why are @ViasatInc & @InmarsatGlobal joining forces? Reason #4: Transaction builds on the heritage of cooperation that both companies have established. Release here #ViasatInmarsat #InternetFromSpace #SpaceIndustry

TWITTER @ 6:15am PT

Thank you to everyone who participated on today’s @ViasatInc, @InmarsatGlobal call. We look forward to keeping you posted on our progress during the integration planning phase. $VSAT #SpaceIndustry

TWITTER @ 6:30am PT

MARK D QUOTE CARD

This is a transformative combination that advances our common ambitions to connect the world. Together, Viasat and Inmarsat can advance broadband communications and create new hybrid space and terrestrial networks that drive greater performance, coverage, safety, convenience, reliability and value for customers.

-Viasat Executive Chairman Mark Dankberg on combining @ViasatInc and @InmarsatGlobal

TWITTER @ 7:30am PT

@ViasatInc is looking forward to welcoming the @InmarsatGlobal team into the family. Together we can enable compelling & affordable broadband solutions with enhanced quality of service. #ViasatInmarsat #InternetFromSpace #SpaceIndustry

TWITTER @ 10:00am PT

ICYMI: @ViasatInc, @InmarsatGlobal announced a plan to join forces. Combo creates a leading global comms innovator w/enhanced scale & scope to affordably, securely & reliably connect the world. Release here #ViasatInmarsat #InternetFromSpace

TWITTER @ 1:00pm PT

@ViasatInc President & CEO, provides four reasons why he’s excited for Viasat’s proposed combination with @InmarsatGlobal. Read his comments here #ViasatInmarsat #InternetFromSpace #SpaceIndustry

The following communication was made available by Viasat on LinkedIn on November 8, 2021:

Today, we’re excited to announced that Viasat and Inmarsat entered into a definitive agreement under which Viasat will acquire Inmarsat—creating a new leading global communications innovator with enhanced scale and scope to affordably, securely and reliably connect the world.

By combining our complementary assets, resources and people, we expect to enable advanced new services in mobile and fixed segments, driving greater customer choice in broadband communications and narrowband (including Internet of Things “IoT”) services.

We intend to integrate spectrum, satellite and terrestrial assets from both companies into a high-capacity multi-band, multi-orbit global hybrid space and terrestrial network, capable of delivering superior services in fast-growing commercial and government sectors. The resulting advanced architecture will enable us to better address large and growing sectors and meet surging broadband demand in places such as major aviation hub cities and maritime ports.

Read the full release, here

#ViasatInmarsat #ViasatInc #Inmarsat #Acquisition #Maritime #MaritimeIndustry #Aviation #AviationIndustry #ConnectivityAnywhere #ConnectionsMatter #satellitecommunications #satellites #space #spaceindustry #InternetFromSpace

The following communication was made available by Rick Baldridge on LinkedIn on November 8, 2021:

Headline Card: Four reasons I’m excited about Viasat & Inmarsat joining forces

POST:

Today is a truly exciting day for Viasat. We announced our definitive agreement to acquire Inmarsat, a leading provider of global mobile satellite communications services based in London.

This deal will enable us to better address the large and growing $1.6 trillion broadband and Internet of Things (IoT) sectors. It’s about enhanced growth and innovation; offering new and better services to our customers, sooner; and builds on the heritage of international cooperation that both companies have established.

Read more on why I’m enthusiastic about the possibilities this deal represents for both Viasat and Inmarsat [here].

The following communication was made available by Viasat as a blog post on its website on November 8, 2021:

Viasat news: Inmarsat acquisition

BLOG

11.8.21

Four reasons I’m excited about Viasat-Inmarsat joining forces

By Rick Baldridge

President & CEO, Viasat, Inc.

Today is a truly exciting day for Viasat. We announced our definitive agreement to acquire Inmarsat, a leading provider of global mobile satellite communications services based in London.

This move brings together two talented teams that have built advanced and highly complementary assets—and creates a new leading global communications innovator with enhanced scale and scope to affordably, securely and reliably connect the world.

This deal gives us the scale to invest even more effectively in R&D and network infrastructure and opportunities to further increase the pace of innovation that drives new and better services for our customers, broadens the opportunities for our employees, and is good for investors as well.

But what makes this deal so exciting for us is the following:

Enhanced growth and innovation opportunities

The combined company brings together complementary assets and capabilities including narrowband, broadband, space and ground assets. When integrated, these assets can better enable the service characteristics that mobility customers need. We intend to increase the pace and scale of innovation in the mobile communications sector targeting a multi-layered, hybrid network architecture which combines the best characteristics of each frequency band, orbit and can include terrestrial augmentation for the lowest latency at the lowest total cost. And, we’ll have immediate global coverage to start, with enhanced speed, and coverage density as each ViaSat-3 satellite is brought into service.

Ability to offer new and better services to our customers, sooner

Having global coverage and enhanced depth of coverage means better options for customers, across more verticals – transforming our offerings from regional to virtually anywhere and everywhere in multiple mobility verticals. We will have redundancies in space which drives resiliency and reliability. Customers will benefit much more from the combined company in a way that would be difficult for either company on a standalone basis. We believe we can create the best and most efficient communication solutions for our customers, and we are very excited about the many ways we can enhance growth with greater innovation.

Our increased financial strength supports innovation, investors, customers and our combined workforce

Together we have a foundation for rapid, double-digit top and bottom line growth driven by a very diverse set of fast-growing businesses including mobility and government, where a higher percentage of our revenue will be recurring. Additionally, we will have a fully funded path to positive free cash flow which lowers risk. When free cash flow turns positive, we will generate a lot more of it—approximately two times more. Plus, there is potential upside from a revitalization of L-band and IoT growth. We believe our combination enable us to have a greater presence in a broader range of the $1.6 trillion broadband and IoT market.

Build on the heritage of cooperation that both companies have established

Inmarsat has a heritage of international aviation and maritime safety that yield responsibility and opportunity. Viasat has a commitment to space sustainability and peaceful cooperation among all nations. Together we are committed to sustain and grow our U.K. presence and to support the U.K. national space ambitions. We already have a critical presence in the U.K., our second satellite in the ViaSat-3 fleet will be controlled from facilities in the UK and we plan to invest in technical talent and space related development in the U.K., which will provide growth in high value employment. We’ll continue to build on Viasat’s unique relationships with leading regional broadband satellite partners in Australia, Brazil, Europe and more key geographies to come.

We are a leading advocate for forward thinking space policy and regulations and cooperation that help ensure equitable access to space for all nations– and we aim to achieve the technology, economic, national security, sovereignty and high paying jobs that space can enable. We believe Inmarsat’s heritage and strong international relations can help us achieve those goals.

I am enthusiastic about the possibilities this transaction represents for Viasat and Inmarsat. I encourage you all to review the press release we issued earlier today to learn more about the opportunities ahead.

The following communications were made available by Viasat on Facebook on November 8, 2021:

Today, we announced that Viasat and Inmarsat plan to combine, creating a new leading global innovator in hybrid space-terrestrial communications. This transformative combination sets out to advance both companies’ ambitions to connect the world.

Together, we believe we can solve the world’s hardest communications and connectivity challenges—from providing a lifeline when disaster strikes and keeping pilots and crew safely connected when in-flight to providing warfighters mission-critical operations data, captains weather reports on the high seas and families time with loved ones online—from any distance.

Together, we can advance space communications.

To read the full release, visit: the link in our bio. #ViasatInmarsat #ViasatInc #Inmarsat #Acquisition #IndustryConsolidation #Maritime #MaritimeIndustry #Aviation #AviationIndustry #ConnectivityAnywhere #ConnectionsMatter #satellitecommunications #satellites #space #spaceindustry #InternetFromSpace

The following communications were made available by Viasat on Instagram on November 8, 2021:

Today, we announced that Viasat and Inmarsat plan to combine, creating a new leading global innovator in hybrid space-terrestrial communications. This transformative combination sets out to advance both companies’ ambitions to connect the world.

Together, we believe we can solve the world’s hardest communications and connectivity challenges—from providing a lifeline when disaster strikes and keeping pilots and crew safely connected when in-flight to providing warfighters mission-critical operations data, captains weather reports on the high seas and families time with loved ones online—from any distance.

Together, we can advance space communications.

To read the full release, visit: the link in our bio. #ViasatInmarsat #ViasatInc #Inmarsat #Acquisition #IndustryConsolidation #Maritime #MaritimeIndustry #Aviation #AviationIndustry #ConnectivityAnywhere #ConnectionsMatter #satellitecommunications #satellites #space #spaceindustry #InternetFromSpace

Additional Information About the Transaction and Where to Find It

This communication is being made in respect of the proposed business combination transaction between Viasat and Inmarsat pursuant to the terms of that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the shareholders of Inmarsat. Viasat intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in respect of a stockholder meeting to obtain stockholder approval in connection with the transaction. The definitive proxy statement will be sent or given to the stockholders of Viasat and will contain important information about the transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIASAT, INMARSAT AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Viasat with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials will be made available free of charge through Viasat’s website at https://www.viasat.com.

Participants in the Solicitation

Viasat, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Viasat in connection with the transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Viasat’s stockholders in connection with the transaction will be set forth in Viasat’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Viasat and Inmarsat operate and the beliefs and assumptions of their respective management. The parties use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. Forward looking statements include, among others, statements that refer to the benefits of and realization of synergies from the transaction, including expected resulting enhancements to the combined company’s systems, products and services and the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of Viasat, Inmarsat or the combined company; integration activities; the anticipated value of the combined business to Viasat and stakeholders; the expected performance of Viasat’s and Inmarsat’s technologies; expected impact of the transaction on Viasat’s results of operations and financial condition; anticipated growth and trends in the business or key markets; the closing of the transaction, including the need for stockholder approval and the satisfaction of regulatory and other closing conditions; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Viasat, the combined company or the expected benefits of the transaction; the failure to satisfy any of the closing conditions to the transaction on a timely basis or at all; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the transaction; the nature, cost and outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the transaction, including in circumstances requiring Viasat to pay a termination fee; the risk that Viasat’s stock price may decline significantly if the transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; risks that the transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the transaction on the ability of Viasat to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the transaction, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; Viasat’s or the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; changes in relationships with key customers, suppliers, distributors, resellers and others as a result of the transaction or otherwise; Viasat’s and Inmarsat’s reliance on a limited number of third parties to manufacture and supply their respective products; the risk of litigation or regulatory actions to Viasat and/or Inmarsat; inability to retain key personnel; the impact of the COVID-19 pandemic on Viasat’s or Inmarsat’s business, suppliers, consumers, customers, and employees or the overall economy; Viasat’s and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC, including the definitive proxy statement to be filed with the SEC in connection with the transaction. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.